Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-259450) pertaining to the Alight, Inc. 2021 Omnibus Incentive Plan and Alight, Inc. 2021 Employee Stock Purchase Plan of our report dated March 10, 2022, with respect to the consolidated financial statements of Alight, Inc. included in this Annual Report (Form 10-K) of Alight, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Chicago, Illinois

March 10, 2022